UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Blue Ocean Acquisition Corp
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1593951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor Chevy Chase, MD	20815
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-260889

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A of Blue Ocean Acquisition Corp filed on December 1, 2021 (the “Registration Statement”) is being filed for the sole purpose of correcting a typographical error on the cover page of the Registration Statement. Except as described above, no other changes have been made to the Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares, of Blue Ocean Acquisition Corp (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-260889), originally filed with the Securities and Exchange Commission on November 9, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Blue Ocean Acquisition Corp

	By:	/s/ Paul Bascobert
Date: December 1, 2021		Name: Paul Bascobert
Title: Chief Executive Officer